EXHIBIT 5.1

Nixon Peabody LLP	Attorneys at Law
70 W. Madison Street, Suite 5200	nixonpeabody.com
Chicago, IL 60602-4378	@NixonPeabodyLLP
T / (312) 977-4400
F / (312) 977-4405

September 13, 2022

Four Leaf Acquisition Corporation

4546 El Camino Real B10 #715

Los Altos, California 94022

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Four Leaf Acquisition Corporation, a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) (Registration No. 333-     ). The Registration Statement relates to an underwritten public offering and sale of: (i) 6,500,000 units (the “Units”), each Unit consisting of one share (each, a “Share”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and one redeemable warrant (each, a “Warrant”), each such warrant entitling its holder to purchase one Share (the “Warrant Shares”); (ii) up to 975,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option; (iii) all Common Stock and Warrants issuable as part of the Units and the Over-Allotment Units (such Common Stock, the “Over-Allotment Shares”); (iv) all Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units (the “Over-Allotment Warrant Shares”); and (v) up to 74,750 shares of Common Stock (the “Representative Shares”) which the Company has agreed to issue to EF Hutton, division of Benchmark Investments, LLC (the “Representative). The Units, the Shares, the Warrants, the Warrant Shares, the Over-Allotment Shares, the Over-Allotment Warrant Shares and the Representative Shares are collectively referred to as the “Securities” herein.

The Units and the Over-Allotment Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and the underwriters named therein, including the Representative, filed as Exhibit 1.1 to the Registration Statement. The Warrants are to be issued pursuant to the terms of a warrant agreement (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

This opinion is being furnished in connection with the filing of the Registration Statement with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

In connection with this opinion, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s bylaws as amended to the date hereof, resolutions adopted by the Company’s board of directors, the Underwriting Agreement, the Warrant Agreement, the Warrants, and such other documents, records and instruments as we have deemed appropriate for purposes of rendering the opinions set forth herein. We have, to the extent deemed appropriate, relied upon representations of officers of the Company, as to questions of fact material to the opinions expressed herein. We have also relied, without investigation, upon the representations and statements of the Company in the Registration Statement and upon such certificates of government officials as we have deemed necessary for the purpose of the opinions expressed herein.

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We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or digital copies, and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the documents and agreements referred to above in this opinion letter will be entered into, adopted or filed as and by appropriate.

We also have assumed that (i) at the time of any offering or sale, the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (ii) all Shares, Representative Shares and Warrant Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, and (iii) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any material agreement to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon, subject to and limited to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, following (i) the execution and delivery by the Company of the Underwriting Agreement, the Units, the Warrant Agreement and the Warrants and the approval, execution and delivery of the Warrants by the warrant agent, (ii) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement, (iii) the issuance of the Securities as contemplated by the registration Statement and pursuant to the terms of the Underwriting Agreement and, in the case of the Warrants and the Warrant Shares, the Warrant Agreement, and (iv) the receipt by the Company of agreed consideration therefor the Securities approved in the resolutions of the Company’s Board of Directors:

1.	The Units and the Over-Allotment Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms.

2.	The Shares and the Representative Shares will be validly issued, fully-paid and non-assessable.

3.	The Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Warrant Shares, when issued and delivered against payment therefor upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified as follows: (a) enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) enforceability of indemnification or contribution provisions and provisions that may be deemed to constitute liquidated damages may be limited under federal and state securities laws and public policy; (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of

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Common Stock than the number that remain authorized but unissued; (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to be an amount that is less than the par value per share of the Common Stock; and (g) the foregoing opinions may be relied upon by the Company only in connection with the offer, sale, and issuance of the Securities while the Registration Statement is in effect.

Our opinions expressed herein are expressed solely with respect to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect)] and, as to the Units, the Over-Allotment Units and the Warrants constituting valid, legally binding and enforceable obligations of the Company, are expressed solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the effective date of the Registration Statement and such future date.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, (a) we do not hereby admit that any member of this firm is an “expert” within the meaning of Section 11 of the Act or the rules and regulations promulgated thereunder, and (b) we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Nixon Peabody LLP

Nixon Peabody LLP